Exhibit 32.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                            OF AMEN PROPERTIES, INC.
                           PURSUANT TO 18 USC ss.1350
                           --------------------------


In connection with the quarterly report of AMEN Properties, Inc. (the "Company") on Form 10-QSB/A Amendment No. 1 for the period ended March 31, 2005 as filed with the Securities and Exchange Commission (the "Report"), I, Eric Oliver, Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.




                                             /s/ Eric Oliver
                                    --------------------------------------------
                                    Eric Oliver, Chief Executive Officer


Date:    December 19, 2005



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